Exhibit 99.1
Citi Investment Research

2007 Citi Basic Materials Symposium
18th Annual Chemicals Conference

December 4, 2007

Olin Representatives
John E. Fischer
 Vice President & Chief Financial Officer
John L. McIntosh
 Vice President & President, Chlor-Alkali Products
Larry P. Kromidas
 Assistant Treasurer & Director, Investor Relations
 lpkromidas@olin.com
 (618) 258 - 3206

Olin Vision
To be a leading Basic Materials company delivering
attractive, sustainable shareholder returns
 • Being low cost, high quality producer, and #1 or
 #2 supplier in the markets we serve
 • Providing excellent customer service and
 advanced technological solutions
 • Generating returns above the cost of capital over
 the economic cycle

Total Return to Shareholders in Top Third of S&P Mid Cap 400
Return on Capital Employed Over Cost of Capital Through the Cycle
Olin Corporation Goal: Superior Shareholder Returns
Olin Corporate Strategy
1. Build on current leadership positions in Chlor-Alkali
 and Ammunition
 • Improve operating efficiency and profitability
 • Integrate downstream selectively
2. Allocate resources to the businesses that can create the
 most value
3. Manage financial resources to satisfy legacy liabilities

2007 Strategic Actions
April  Announced that a $100 million pension
 contribution and an investment policy change
 would likely result in no future contributions
 to the defined benefit pension plan
May Announced agreement to acquire Pioneer
 Companies for $426 million
August Closed the Pioneer acquisition
October Announced agreement to sell the Metals
 business for a purchase price of $400 million
November Closed the sale of the Metals business

The New Olin
      ($ in millions)        Actual 2006           Pro Forma 2006*
Revenue:
 Chlor Alkali   $ 666   $ 1,191
 Metals    2,112    -
 Winchester                 374    374
Total Revenue   $ 3,152   $ 1,565
Pre-tax Profit   $ 201   $ 253
Return on Capital       18.9%   22.3%
Total Assets:
 Chlor Alkali       $ 279   $ 1,037
 Metals    741    -
 Winchester    180    237
 Corporate and Other         436    101
Total Assets           $ 1,636   $ 1,375
*  The pro forma information above (together with adjustments to reconcile to historical numbers)
 is from Form 8-K/A filed on 11/02/07, other than pro forma 2006 Total Assets. That information is from our September 2007 Form 10-Q filed on 10/31/07, but excludes assets from Discontinued Operations (Metals).

Olin’s Chlor Alkali Strategy
• Be the preferred supplier to merchant chlor
 alkali customers in addition to being the low
 cost producer
• Goal is to increase the value of the Chlor Alkali
 Division to Olin Corporation through:
 – Optimizing capacity utilization
 – Higher margin downstream products
 – Cost reduction and financial discipline

Pioneer Acquisition
• Synergistic, bolt-on acquisition that enhances our chlor-
 alkali franchise:
 – #3 chlor-alkali producer in North America
 – Enhances geographic coverage
 – Improves overall cost position
 – #1 in industrial bleach in North America
• Provides the opportunity for low-cost expansion in the
 largest chlorine consuming region in North America
• Immediately accretive to earnings and remains highly
 accretive throughout the cycle
• The Olin balance sheet remains strong

Pioneer Acquisition
(Continued)
• Purchase price of $426 million
• Expect to realize $20 million in synergies by the end of
 Q2 2008, ahead of original schedule, and $35 million
 annually thereafter
• Synergies will come from logistics, purchasing,
 operations and SG&A expenses
• St. Gabriel expansion/conversion:
 – Increases capacity by 49,000 tons
 – Reduces energy costs by 29%
 – Reduced salt cost with conversion to a brine system
 – Low cost expansion opportunity available

Pioneer Acquisition Moves Olin
Up to #3 Producer and . . .
4,780
3,484
1,992
1,856
880
471
430
371
0
1,000
2,000
3,000
4,000
5,000
Dow
Occidental
Olin
PPG
Formosa
Georgia Gulf
Bayer AG
Mexichem
Diaphragm
Membrane
Mercury
Other

Pioneer Chlorine Plants
Pioneer Bleach Plants
Olin Corporation
Augusta, GA
McIntosh, AL
Dalhousie, NB
St. Gabriel, LA
Becancour, Quebec
Niagara Falls, NY
(1) Pioneer’s Becancour plant has 275,000 short tons
 Diaphragm and 65,000 short tons Membrane capacity.
(2) Pioneer’s St. Gabriel plant includes the announced
 49,000 short tons capacity expansion and conversion to
 membrane cell.
Source: CMAI.
Santa Fe Springs, CA
Tracy, CA
Tacoma, WA
Charleston, TN
Henderson, NV
 . . . Enhances Olin’s Operational and Geographical Platform

Olin Is The 3rd Largest
Producer in North America
Source: CMAI Chlor Alkali Report
• Olin has 1.99 Million tons
 ECU Capacity Per Year (1)
 (Source: CMAI)
• A $10 / ECU Change
 Equates to a $17 Million
 Change in Pretax Income
 at Full Capacity, or $.15
 per share @ 35% tax rate
(1)Includes 50% of SunBelt

• Natural Gas prices and capacity reductions have created a
 more favorable long-term price outlook
• $1 change in Natural Gas MMBTU increases the cost of
 Natural Gas-based producers by $25 to $35/ECU
• Higher 2007 ECU netbacks driven by caustic pricing:
   2005 2006 2007 2007 Caustic
    Netback Netback Netback Announcements
 Q1  $485 $590  $500 $40 Com’l/$50 High Grade
 Q2  $505 $560  $510  $50
 Q3  $515 $540  $540  $30
 Q4 $545 $520     $75
ECU Netback Outlook

Capacity Rationalization
North America Chlor Alkali Capacity
Reductions 2000 Through 2005
North America Chlor Alkali Capacity
Expansions 2000 Through 2005
Source: Olin Data
Reductions  1,930,000
Expansions  (382,000)
Net Reductions   1,548,000
Annual demand growth at 0.8%/Yr = 110,000 Short Tons/Yr

Announced Capacity Changes
2006 through 2010
North America Chlor Alkali Capacity
Announced Reductions
North America Chlor Alkali Capacity
Announced Expansions
Reductions (1,326,008)
Expansions 2,057,010
Net Expansions   731,002
Annual demand growth at 0.8%/Yr =
 110,000 Short Tons/Yr

Chlor-Alkali’s Two Tier
Bleach Growth Strategy
• Organic Growth
 – Bleach expansions at Olin’s four existing chlor-alkali sites began prior to the Pioneer acquisition
• Acquisitions and Joint Ventures
 – Pioneer purchase increases bleach output by 130 million
 gallons or 95,000 ECU’s annually and adds new geographies
 • West Coast
 • Canada
 – Trinity Joint Venture closed November 2007
• Total Olin bleach output is expected to be 200 million
 gallons or 146,000 ECU’s per year in 2008

Products
End Uses
Winchester ® sporting ammunition -- shot- shells, small caliber centerfire & rimfire ammunition	Hunters & recreational shooters, law enforcement agencies
Small caliber military ammunition	Infantry and mounted weapons
Industrial products -- 8 gauge loads & powder- actuated tool loads	Maintenance applications in power & concrete industries, powder-actuated tools in construction industry
Winchester Products

Winchester
• Eleven price increases announced since the
 beginning of 2004 to offset higher metal prices
• Continued increase in metal prices, especially lead,
 prompts 5% to 20% price increases effective January
 1st by Winchester, Remington and ATK
• Continued expansion of military and law
 enforcement business in 2007:
  1. $18 million US Army order for shotgun shells;
 2. $24 million order under General Dynamics
   2nd source small caliber ammunition program;
  3. $27 million .50 caliber US Army order; and
  4. $54 million FBI award to Olin is the single largest
   Federal Law Enforcement order in history

Financial Highlights
• Ample liquidity with new five-year lines of credit
 totaling over $350 million
• Net proceeds from the sale of the Metals business used
 to redeem debt, strengthen balance sheet and provide
 funds for St. Gabriel expansion
• Olin expects contribution from four months of Pioneer
 ownership in 2007 to exceed full year 2007 Metals
 contribution excluding LIFO inventory gains
• Continued ECU strength based on caustic pricing
• Pioneer synergy realization of $20 million annual run
 rate expected by end of Q2 2008- ahead of schedule
• Expected Pioneer synergy annual run rate of $35 million

Financial Highlights
(continued)
• Improved Winchester results:
 – 69% earnings improvement Q3 ’07 vs. Q3 ’06
 – 81% higher earnings YTD September ‘07 vs. ‘06
• 2007 effective tax rate expected to be in the 34% to
 35% range
• Pension expense expected to be $8 to $12 million lower
 in 2008 as compared to 2007
• Capital spending levels, net of January sale leaseback
 transaction, are expected to be $55 to $65 million in
 2007 including $12 million for Pioneer operations
• 2008 capital spending is expected to include $120
 million for St. Gabriel expansion project

Investment Rationale
• Continued strong performance based on:
 – Relatively high ECU prices
 – Pioneer acquisition
 – Cost reductions, price increases and increased U.S.
 military and law enforcement revenue in Winchester
• Strong financial discipline
• At recent price levels, common stock dividend yield is
 approximately 4%
• 324th consecutive quarterly common dividend (80+
 years) to be paid on December 10th

Forward-Looking Statements
 This presentation contains estimates of future
 performance, which are forward-looking
 statements and actual results could differ
 materially from those anticipated in the forward-
 looking statements. Some of the factors that could
 cause actual results to differ are described in the
 business and outlook sections of Olin’s Form 10-
 K for the year ended December 31, 2006 and in
 Olin’s Third Quarter 2007 Earnings Release.
 These reports are filed with the U.S. Securities and
 Exchange Commission.